UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 30, 2023

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road Doylestown, PA (Address of principal executive offices)	18902 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 30, 2023 (the “Transition Date”), John Hamill became Senior Vice President, Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer of Aprea Therapeutics, Inc. (the “Company”). Mr. Hamill will replace Scott Coiante, who will step down from his role as Senior Vice President, Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer effective as of the Transition Date. As further described below, as of the Transition Date Mr. Coiante will no longer be an officer, executive or agent of the Company, but remain with the Company through March 31, 2023 (the “Departure Date”) to ensure a smooth leadership transition.

Appointment of Chief Financial Officer

Effective as of the Transition Date, Mr. Hamill, age 59, agreed to be appointed Senior Vice President, Principal Financial Officer, Principal Accounting Officer and Chief Financial Officer of the Company. From June 2020 to January 2023, Mr. Hamill served as Senior Vice President and Chief Financial Officer of Windtree Therapeutics, Inc., a biopharmaceutical company focused on the development of novel therapeutics intended to address significant unmet medical needs in important acute care markets. Mr. Hamill maintained a consulting practice offering financial and chief financial officer services from September 2019 to June 2020. From August 2018 to August 2019, he served as the Vice President of Finance and Chief Financial Officer of Trevena, Inc., a biopharmaceutical company focused on the development and commercialization of novel medicines for patients with central nervous system disorders. From June 2017 through July 2018, Mr. Hamill maintained a consulting practice offering chief financial officer services such as, amongst other things, raising capital and budgeting. From January 2014 through March 2016, Mr. Hamill was Chief Financial Officer and from April 2016 through May 2017 Chief Executive Officer and Chief Financial Officer for NephroGenex, Inc. Mr. Hamill earned his B.S. with a dual major in Accounting/Business and Computer Science from DeSales University. Mr. Hamill is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

Mr. Hamill entered into the Company’s standard form of executive employment agreement (the “Agreement”). The Agreement provides for “at will” employment, a base salary of $420,000 per year, an annual target bonus opportunity equal to 40% of his base salary, and participation in Aprea’s long-term equity incentive program. In addition, Mr. Hamill received a sign-on bonus in the amount of $50,000, payable in March 2024, subject to Mr. Hamill remaining employed through the bonus payment date.

The Company agreed to grant Mr. Hamill a stock option to purchase 539,758 shares of the Company’s common stock (the “Option”) under the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan (as amended, the “Plan”). The Option will become effective on the Transition Date, will have a ten-year term, and will have an exercise price equal to the closing price of the Company’s common stock on the Transition Date. The Option shall be subject to a four-year vesting period with 25% of the options vesting on the first anniversary of the grant date, with the remaining options vesting ratably over the following 36 months, subject to Mr. Hamill’s continued service with the Company. The Company also agreed to grant Mr. Hamill 269,879 restricted stock units under the Plan (the “RSUs”). The RSUs will be subject to a three-year vesting period with one-third of the RSUs vesting on each yearly anniversary of the grant date.

Under the terms of the Agreement, in the event that Mr. Hamill is terminated by the Company without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then-current base salary for a period of 9 months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by the Company of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected through the earlier of (x) 9 months following termination, or, in the case of a CIC Qualifying Termination, 12 months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12-month period following a “change of control,” (a “CIC Qualifying Termination”) then all unvested equity grants awarded to Mr. Hamill will immediately accelerate and become fully vested. Mr. Hamill is eligible to participate in the employee benefit plans generally available to other members of the Company’s senior executive management, subject to the terms of those plans.

There are no arrangements or understandings between Mr. Hamill and any other persons pursuant to which he was chosen as an officer of the Company. There are no family relationships between Mr. Hamill and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Hamill is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed with a subsequent Exchange Act filing by the Company.

Separation with Mr. Coiante

On the Transition Date, the Company entered into a separation agreement with Mr. Coiante (the “Separation Agreement”), pursuant to which he will step down from his position as Senior Vice President, Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer of the Company on the Transition Date and remain with the Company through the Departure Date to ensure a smooth leadership transition.

Pursuant to the Separation Agreement, from the Transition Date through the Departure Date, Mr. Coiante will continue to receive his current base salary and medical benefits; provided, that, Mr. Coiante performs such job duties for the Company, assists in such transition-related duties as the Company may deem necessary and appropriate.

Following the Departure Date, in exchange for a general release of claims in favor of the Company, Mr. Coiante will receive: (i) 12 months of his annual base salary over the twelve-month period following the Departure Date, and (ii) a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Coiante if Mr. Coiante had remained employed by the Company until the earliest of (A) the twelve (12) month anniversary of the Departure Date; (B) the date that Mr. Coiante becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of Mr. Coiante’s health continuation rights under COBRA.

The foregoing description of the terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed with a subsequent Exchange Act filing by the Company.

Item 8.01	Other Events.

On January 30, 2023, the Company issued a press release announcing Mr. Hamill’s appointment as the Company’s Chief Financial Officer. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 -	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2023	APREA THERAPEUTICS, INC.

	By:	/s/ Oren Gilad
Oren Gilad, Ph.D., Chief Executive Officer